Exhibit 15.2
Consent of TransAsia Lawyers
[TransAsia’s Letterhead]
June 28, 2011
eLong, Inc.
Block B, XingKe Plaza Building
10 Middle Jiuxianqiao Road
Chaoyang District, Beijing 100016
People’s Republic of China
Dear Sirs:
We consent to the reference to our firm under the heading “Regulation” in “Item 4: Information on the Company” in eLong, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2010, which will be filed with the Securities and Exchange Commission in the month of June 2011.
Yours faithfully,
/s/ TransAsia Lawyers